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                               SKYLINE CHILI, INC.
                        FORM 10-KSB FOR FISCAL YEAR ENDED
                                OCTOBER 27, 1996


                                   EXHIBIT 21
                                   ----------

                              LIST OF SUBSIDIARIES
                              --------------------


1. Skytime, Inc. - Distributes "Cincinnati Recipe" and "Hook & Ladder" chili-related grocery products.

2. Skyline Restaurants, Inc. - Operates one franchised Skyline Chili Restaurant in Cincinnati, Ohio and one franchised Skyline Chili Restaurant in Columbus, Ohio in partnership with the restaurant managers.